SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — March 1, 2007

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

(908) 443-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 1, 2007, Dendrite International, Inc., a New Jersey corporation (“Dendrite”), Cegedim SA, a company existing under the laws of France (“Cegedim”), and Dogwood Enterprises, Inc., a New Jersey corporation and an indirect subsidiary of Cegedim (“MergerCo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, MergerCo will be merged with and into Dendrite (the “Merger”), with Dendrite continuing as the surviving corporation and each outstanding share of common stock of Dendrite will be converted into the right to receive $16.00 per share in cash.

Each of Dendrite and Cegedim has made customary representations, warranties and covenants in the Merger Agreement.  The completion of the Merger is subject to various closing conditions, including obtaining the approval of Dendrite’s shareholders, antitrust approvals and other customary closing conditions.  The parties currently anticipate consummating the merger within the next few months.

The Merger Agreement contains certain termination rights for both Dendrite and Cegedim.  If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Dendrite will be required to pay to Cegedim a termination fee of $22,200,000.  The Merger Agreement also requires Dendrite to reimburse up to $5,000,000 of Cegedim’s reasonable expenses if the Merger Agreement is terminated under certain specified circumstances.

Dendrite’s Board of Directors has unanimously approved the Merger Agreement on the unaminous recommendation of a special committee of the Board of Directors comprised entirely of independent directors.

The Merger Agreement contains representations and warranties that Dendrite and Cegedim made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for the purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Dendrite and Cegedim in connection with negotiating its terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Dendrite and Cegedim rather than establishing matters as facts.  Additionally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Dendrite’s public disclosures.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time that they were made or otherwise.

On March 1, 2007, Dendrite and Registrar and Transfer Company, as Rights Agent, entered into Amendment No. 1 (the “Rights Amendment”) to Dendrite’s Rights Agreement, dated February 20, 2001 (the “Rights Agreement”).  The effect of the Rights Amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the Rights (as defined in the Rights Agreement) or any adverse event under the Rights Agreement.

The foregoing description of the Merger Agreement and the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Rights Amendment, which are filed as Exhibit 2.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, Dendrite will prepare a proxy statement for the shareholders of Dendrite to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, DENDRITE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dendrite with the SEC at the SEC’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Dendrite’s web site at www.dendrite.com or by directing a request to investorrelations@dendrite.com.

Participants in Solicitation

 Dendrite and its executive officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dendrite shareholders in respect of the proposed transaction.  Information regarding the officers and directors of Dendrite is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on March 21, 2006, which is available free at the SEC's website, www.sec.gov, and at Dendrite's website, www.dendrite.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Item 3.03              Material Modification to Rights of Security Holders.

                              See disclosure under Item 1.01 above.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                         On March 1, 2007, John E. Bailye, Dendrite’s Chairman and Chief Executive Officer, and Cegedim entered into a letter agreement providing that, immediately following the effective time of the proposed merger of Dendrite and MergerCo, his employment with Dendrite shall be terminated, with such termination to be deemed to have been without cause and, in accordance with such, Mr. Bailye shall be entitled to the severance payments and other benefits set forth in his Restated Employment Agreement with Dendrite, dated as of May 16, 2006, and as filed on Form 10-Q by Dendrite on August 9, 2006.

(e)                         On March 1, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Dendrite exercised its discretion under the terms of certain executive employment agreements, including those of Joseph Ripp, Jeffrey Bairstow, Natasha Giordano, Garry Johnson and Mark Theilken, to cause Dendrite to agree to make a payment to each person to negate the tax impact of any excise tax and any potential interest or penalties related thereto and any expenses incurred which are attributable to any claim, contest, or notice of alleged deficiency or alleged underpayment (collectively “Excise Tax”) that may be imposed upon that person as a result of Section 4999 of the Internal Revenue Code (or any similar successor provision) in connection with any actual or potential payments or distributions by Dendrite to or for the benefit of such person in connection with a change of control.

On March 1, 2007, the Compensation Committee clarified the employment agreement between Dendrite and John E. Bailye by deleting an extraneous phrase from Section 4(f) of his employment agreement relating to his right to have negated the tax impact of any Excise Tax in connection with payments to or for the benefit of such person in connection with a change in control.

On March 1, 2007, the Compensation Committee clarified Dendrite’s equity plans such that in the event of the consummation of the proposed merger with Cegedim, under which Dendrite would be acquired in a cash merger, all outstanding stock options under the various equity plans of Dendrite for employees and directors will be adjusted so that (i) upon the closing of the Merger, each option not theretofore exercised will be converted into the right to receive, upon exercise thereof and payment of the applicable exercise price, an amount of cash, without interest, equal to the per share merger consideration multiplied by each share of stock subject to such option, and (ii) immediately with the closing, unless so exercised, each outstanding option so converted is cancelled and, if the per share merger consideration exceeds the exercise price per share under such option, each holder thereof shall become entitled to receive, in cash, the product of such excess times the number of shares subject to such option, less applicable taxes, if any, required to be withheld with respect to such payment.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 1, 2007, by and among Dendrite International, Inc., Cegedim SA and Dogwood Enterprises, Inc.

4.1	Amendment No. 1 to Rights Agreement, dated as of March 1, 2007, by and between Dendrite International, Inc. and Registrar and Transfer Company.

99.1	Press Release dated March 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Dendrite International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dendrite International, Inc.
Date: March 2, 2007
By:	/s/ CHRISTINE A. PELLIZZARI
Christine A. Pellizzari
Senior Vice President,
General Counsel and Secretary